SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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USA TRUCK, INC.
____________________________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2012

Dear Stockholder,

    You may have recently received a copy of the Proxy Statement relating to the 2012 Annual Meeting of Stockholders of USA Truck, Inc.  After we mailed the Proxy Statement to our Stockholders, we discovered that the total number of shares held by all current directors and executive officers as a group as reported in the Security Ownership of Certain Beneficial Owners, Directors and Executive Officers table (the “Table”) on page 3 of the 2012 Proxy Statement was overstated.  It was also discovered that the shares reported as being beneficially owned by Mr. William H. Hanna in the Table excluded certain shares he purchased during February 2012.  In order to correct these inadvertent mistakes, we have prepared the enclosed amendment to our Proxy Statement.

    The information in the enclosed amendment completely replaces the Table on page three (3) of the original 2012 Proxy Statement.  There are no other revisions to the Proxy Statement; however, we have included the footnotes to the Table to facilitate your review of the revisions.  You should read the entire Proxy Statement, as revised by the enclosed amendment, prior to returning your proxy for the 2012 Annual Meeting.

   If you have already delivered a proxy with respect to the 2012 Annual Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on any of the proposals.  You may revoke your proxy at any time prior to its exercise at the Annual Meeting in one of the following ways:

(1)	By sending a notice of revocation to J. Rodney Mills, Secretary, USA Truck, Inc. 3200 Industrial Park Road, Van Buren, AR 72956;

(2)	By submitting a later-dated proxy; or

(3)	By attending the Annual Meeting and indicating that you wish to vote in person rather than by proxy.

    The enclosed amendment, along with the original proxy statement, related form of proxy and our Annual Report to Stockholders for the year ended December 31, 2011, are also available at http://www.cfpproxy.com/4887.

    Please accept our apology for any confusion the error in the Proxy Statement may have caused.

Sincerely,

                /s/ J. Rodney Mills
           J. Rodney Mills
Secretary

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

3200 Industrial Park Road, Van Buren, AR 72956 / Telephone: (479) 471-2500

AMENDMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the three nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 5, 2012 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 5, 2012.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him or it.

			Common Stock
			Beneficially Owned
		Director	Number of		Percent
Name and (if applicable) Address	Age	Since	Shares*		of Class
Directors and Nominees for Director:

James B. Speed	78	1989	1,076,120	(1)	10.3%
3200 Industrial Park Road, Van Buren, Arkansas 72956

Clifton R. Beckham**	40	2007	72,438	(2)	(3)

James D. Simpson, III	71	2010	2,000	(4)	(3)

Terry A. Elliott**	66	2003	12,022	(5)	(3)

William H. Hanna	51	2005	40,164	(6)	(3)

Richard B. Beauchamp**	59	2006	2,000	(7)	(3)

Robert A. Peiser	63	2012	--	(8)	--

Named Executive Officers (Excluding Persons Named Above):

Darron R. Ming	37	--	35,435	(9)	(3)
Michael R. Weindel	43	--	47,331	(10)	(3)
J. Rodney Mills	47	--	30,215	(11)	(3)
Craig S. Shelly	36	--	4,777	(12)	(3)

All Current Directors and Executive Officers as a Group (11 Persons)			1,319,753	(13)	12.6%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Robert M. Powell			1,132,900	(14)	10.9%
200 Paddock Lane, Fort Smith, Arkansas 72903
Entities affiliated with T. Rowe Price Associates, Inc.			1,012,990	(15)	9.7%
100 E. Pratt Street, Baltimore, Maryland 21202
Donald Smith & Co., Inc.			975,026	(16)	9.3%
152 West 57th Street, New York, New York 10019
Dimensional Fund Advisors LP			814,573	(17)	7.8%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
Entities affiliated with Franklin Resources, Inc.			700,000	(18)	6.7%
One Franklin Parkway, San Mateo, California 94403
Grace & White, Inc.			686,535	(19)	6.6%
515 Madison Ave, Suite 1700 New York, New York 10022
GAM Holding Ltd			600,000	(20)	5.8%
Klaustrasse 10, 8008 Zurich, Switzerland

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**      Current nominees for re-election as a director.

(1)
The amount shown includes (a) 204,652 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership), and (b) 17,669 shares of Common Stock held in a trust for the benefit of Mr. Speed’s child (of which Mr. Speed disclaims beneficial ownership).  Mr. Speed has sole voting and dispositive power with respect to 853,799 shares and shared voting and dispositive power with respect to no shares.  Mr. Speed has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(2)	The amount shown includes 7,010 shares of Common Stock Mr. Beckham has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(3)	The amount represents less than 1% of the outstanding shares of Common Stock.

(4)	Mr. Simpson has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(5)	Mr. Elliott has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(6)
Mr. Hanna has voting and dispositive power with respect to 40,164 shares that he beneficially owns.  Of those 40,164 shares (a) 12,300 shares are held of record by Hanna Family Investments LP and (b) 21,000 shares are held of record by Hanna Oil and Gas Company.  Mr. Hanna owns of record (c) 5,664 shares held in a revocable trust of which he is trustee.  Mr. Hanna also owns (d) 1,200 shares in an irrevocable trust of which he is trustee.  Mr. Hanna has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(7)	Mr. Beauchamp has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(8)	On February 6, 2012, Mr. Robert A. Peiser was appointed to serve on the Board of Directors of USA Truck, Inc. as a Class III Director for a term expiring at the 2013 Annual Meeting of Stockholders.

(9)	The amount shown includes 5,035 shares of Common Stock Mr. Ming has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(10)	The amount shown includes 12,007 shares of Common Stock Mr. Weindel has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(11)	The amount shown includes 5,605 shares of Common Stock Mr. Mills has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(12)	During October 2011, Mr. Shelly’s employment was terminated.

(13)
The other executive officer is David B. Hartline.  Mr. Hartline beneficially owns 2,028 shares of Common Stock.  Mr. Hartline has no shares under options that are presently exercisable or exercisable within 60 days following March 5, 2012.

(14)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 2, 2012.  The amount shown includes 12,500 shares of Common Stock held by Mr. Powell’s wife (of which Mr. Powell disclaims beneficial ownership).  Mr. Powell has sole voting and dispositive power with respect to 1,120,400 shares and shared voting and dispositive power with respect to no shares.  Mr. Powell retired from his position as Chairman of the Board and as a member of the Board of Directors on May 4, 2011.  Information is as of December 31, 2011.

(15)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 9, 2012, which indicates that T. Rowe Price Associates, Inc., an investment advisor, has sole voting power with respect to 3,190 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 1,012,990 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  T. Rowe Price Small-Cap Value Fund, Inc., an investment company, has sole voting power with respect to 1,000,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to no shares and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(16)
This information is based solely on a report on Schedule 13G filed with the SEC on February 13, 2012, which indicates that Donald Smith & Co., Inc., an investment advisor, has sole voting power with respect to 872,526 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 975,026 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(17)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2012, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 798,321 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 814,573 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(18)
This information is based solely on a report on Schedule 13G filed with the SEC on February 9, 2012, which indicates that Franklin Advisory Services, LLC, a subsidiary of Franklin Resources, Inc., has sole voting power with respect to 700,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 700,000 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(19)
This information is based solely on a report on Schedule 13G filed with the SEC on February 7, 2012, which indicates that Grace & White, Inc., an investment advisor, has sole voting power with respect to 60,220 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 686,535 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(20)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 13, 2012, which indicates that GAM Holding Ltd, a parent holding company, has sole voting power with respect to all 600,000 shares indicated as being beneficially owned by it, shared voting power with respect to no shares, sole dispositive power with respect to all 600,000 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.